Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Third Quarter 2022 Results

November 8, 2022

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the third quarter of 2022.

Summary Highlights

•Pleased to report Q3 2022 Adjusted EBITDA(1) of $291 million and $1.17 billion over the trailing twelve months ended September 30, 2022. NFE's net income for Q3 2022 and trailing twelve months was $56 million and $271 million, respectively
•Adjusted EPS(1) for the period was $0.41 per share on a fully diluted basis, or EPS of $0.29 per share when including a non-cash impairment charge of $24 million resulting from an asset sale(2) announced in Q2 and completed in Q4 2022
•We are on track to achieve Illustrative Adjusted EBITDA Goal(3) of ~$1.1 billion for 2022
◦Recently announced increase of 2023 Illustrative Adjusted EBITDA Goal(3) to ~$2.5+ billion (from ~$1.5+ billion), and Illustrative Adjusted EBITDA Goals(3) of ~$4+ billion and ~$5+ billion for 2024 and 2025, respectively
◦Increase in 2023 earnings goals driven primarily by expected Deployment(4) of FLNG 1 in the first half of 2023, as well as higher expected operating margins and continued LNG portfolio optimization
Fast LNG
•Construction of our Fast LNG units is progressing rapidly with the first FLNG unit expected to achieve Mechanical Completion(5) in March 2023 and commence Operations(4) by mid-2023
•Our Fast LNG units represent more than half of the world’s expected incremental LNG supply in 2023-2024, and we expect will be utilized in the near term to address Europe’s energy security issues
•We expect our five Fast LNG units under Development(6) to add approximately 7+ mtpa of new liquefaction capacity by the end of 2024 for a total LNG supply portfolio of approximately 9.5 mtpa
Mexico
•We signed binding agreements(7) with CFE on November 3 in Mexico City for a new FLNG hub at Altamira (originally announced July 5)
•We are selling our 135 MW La Paz power plant to CFE(7) for approximately $180mm
•We are extending and expanding our gas supply agreement(7) with CFE in Baja California Sur for ten years with improved pricing
•We finalized our partnership terms(8) with Pemex to jointly develop the Lakach deepwater natural gas field and to deploy a Fast LNG unit to that location
Balance Sheet
•Over the past two quarters, we simplified our capital structure, securing more than $2.0 billion of internally generated liquidity to fund(9) our Fast LNG program
•We closed the sale of CELSE(2), the owner of the Sergipe Power Plant and Facility in Brazil, and closed the transaction for Energos Infrastructure, our joint venture with Apollo in which NFE holds long-term charters for ten LNG vessels(10)
Terminals
•Our commitment to our customers at our downstream terminals remains robust, and we progressed several projects during the quarter:

•The Eems Energy Terminal in The Netherlands commenced Operations(4) in September utilizing our FSRU Energos Igloo
•We expect the Eems Energy Terminal to increase LNG capacity in the near-term with NFE as a potential new capacity holder of re-gas slots
•We are still on schedule to Complete(4) our Barcarena and Santa Catarina terminal developments this year, and we are now preparing to commence Operations(4) in 2023
•We advanced pre-Development(6) activities for our Ireland terminal, with plans for a 600 MW power plant, and expect to receive relevant permits by year-end 2022
Hydrogen
•We continue to progress Development(6) activities in ZERO, our pure-play clean hydrogen business, with a plan to separately capitalize and a clear path for expansion
•The Inflation Reduction Act of 2022 (“IRA”)(11) represents the largest climate investment in U.S. history and is expected to drive $4+ trillion in capital investment in U.S. energy infrastructure over the next ten years
•The IRA(11) includes a $3/kg tax credit for the production of clean hydrogen, and we believe the U.S. is poised to become the leading venue in the world for industrial-scale clean hydrogen
•We have commenced construction(6) on our first hydrogen plant in Beaumont (120 MW, ~50 tpd), an industrial hub in Texas, and have several other projects in various stages of development
•NFE’s Board of Directors approved a dividend of $0.10 per share, with a record date of December 7, 2022 and a payment date of December 20, 2022

Financial Highlights

(in millions)	June 30, 2022	September 30, 2022
Revenues	$584.9	$731.9
Net (loss) income	$(178.4)	$56.2
Adjusted net income	$145.7	$85.6
Terminals and Infrastructure Segment Operating Margin(12)	$237.7	$251.5
Ships Segment Operating Margin(12)	$89.7	$87.9
Total Segment Operating Margin(12)	$327.4	$339.3
Adjusted EBITDA(1)	$283.5	$290.7

Please refer to our Q3 2022 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA” and "Adjusted EPS" see definition and reconciliation of these non-GAAP measures in the exhibits to this press release.
2) Refers to the sale by NFE and Ebrasil Energia Ltda. and its shareholders (“Ebrasil”) to Eneva S.A. (“Eneva”) of 100% of the equity interests of the Porto de Sergipe Power Plant, including 100% of the shares of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”), which owns 100% of the equity interests of the Sergipe Power Plant, and Centrais Elétricas Barra dos Coqueiros S.A. (“CEBARRA”), which owns 1.7 GW of expansion rights adjacent to the Sergipe Power Plant. Closing of this transaction occurred on October 3, 2022.
3)“Illustrative Adjusted EBITDA Goal” is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at $180mm in 2022 and $192mm for all periods 2023 onward including the pro rata share of Core SG&A from unconsolidated entities. “Illustrative Total Segment Operating Margin Goal,” or “Illustrative Future Goal” means our goal for Total Segment Operating Margin under certain illustrative conditions. Please refer to this explanation for all uses of this term. This goal reflects the volumes of LNG that it is our goal to sell under binding contracts multiplied by the average price per unit at which we expect to price LNG deliveries, including both fuel sales and capacity charges or other fixed fees, less the cost per unit at which we expect to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. There can be no assurance that the costs of purchasing or producing LNG, transporting the LNG and maintaining and operating our terminals and facilities will result in the Illustrative Total Segment Operating Margin Goal reflected. For the purpose of this press release, we have assumed an average Total Segment Operating Margin between $10.37 and $22.13 per MMBtu for all downstream terminal economics, because we assume that (i) we purchase delivered gas at a weighted average of $9.80 in Q4-22, $11.16 in 2022, and $9.93 in 2023, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations because the liquefaction facility and related infrastructure and supply chain to deliver LNG from Pennsylvania or Fast LNG (“FLNG”) does not exist, and those costs will be distributed over the larger volumes. For Hygo + Suape assets we assume an average delivered cost of gas of $9.76 in 2022, and $9.90 in 2023 based on industry averages in the region and the existing LNG contract at Sergipe. Hygo + Sergipe incremental assets include every terminal and power plant other than Sergipe, and we assume all are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. This illustration reflects our effective share of operating margin from Sergipe Power Plant. For Vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $211k per day per vessel and our effective share of revenue and operating expense related to the existing tolling agreement for the Hilli FLNG going forward. For Fast LNG, this illustration reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. Management is currently in multiple discussions with counterparties to supply feedstock gas at pricing between $4.85 per MMBtu to $7.02 per MMBtu, multiplied by the volumes for Fast LNG installation of 1.4 MTPA each per year. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu are higher than the costs we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. We cannot assure you if or when we will enter into contracts for sales of additional LNG, the price at which we will be able to sell such LNG, or our costs to produce and sell such LNG. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
4) “Online”, “Operational”, "Operating", "Completion", "Completed", “Deployment” or similar statuses (either capitalized or lower case) with respect to a particular project means we expect gas to be made available within sixty (60) days, gas has been made available to the relevant project, or that the relevant project is in full commercial operations. Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational, Completion or Deployment date, and we may not generate any revenue until full commercial operations has begun. We cannot assure you if or when such projects will reach full commercial operations. Actual results could differ materially from the illustrations reflected in this press release and there can be no assurance we will achieve our goals. Our ability to export liquefied natural gas depends on our ability to obtain export and other permits from the United States, Mexican and other governmental and regulatory agencies , which we have not yet obtained. No assurance can be given that we will receive required permits, approvals and authorizations from governmental and regulatory agencies in connection with the exportation of liquefied natural gas on a timely basis or at all.
5) “Mechanical Completion” or similar statuses with respect to a particular project means we have completed construction and certain subsystems are ready to be handed over to the commissioning team. There may be several mechanical completion milestones defined for the various subsystems of a project. Therefore, no assurance can be given that we will be able to complete a project and begin operations even if a project has reached mechanical completion.
6) “Under Construction”, “In Construction”, “Under Construction”, “Development,” “In Development” or similar statuses means that we have taken steps and invested money to develop a facility, including execution of agreements for the development of the project (subject, in certain cases, to satisfaction of conditions precedent), procuring land rights and entitlements, negotiating or signing construction contracts, and undertaking active engineering, procurement and construction work. Our development projects are in various phases of progress, and there can be no assurance that we will continue progress on each development as we expect or that each development will be Completed or enter full commercial operations. There can be no assurance that we will be able to enter into the contracts required for the development of these facilities on commercially favorable terms or at all. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct and operate these assets as expected, or at all. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays, and these risks of delay are exacerbated by the COVID-19 pandemic. If we are unable to construct, commission and operate all of our facilities as expected, or, when and if constructed, they do not accomplish our goals, or if we experience delays or cost overruns in construction, our business, operating results, cash flows and liquidity could be materially and adversely affected.
7) Refers to the binding short-form agreements with Comisión Federal de Electricidad (“CFE”) related to the (i) expansion and extension of NFE’s supply of natural gas to multiple CFE power generation facilities in Baja California Sur, (ii) sale of NFE’s 135 MW La Paz power plant to CFE, and (iii) creation of a new LNG hub off the coast of Altamira, Tamaulipas, with CFE supplying the requisite feedgas to multiple NFE FLNG units using CFE’s existing pipeline capacity. These transactions are subject to customary terms and conditions and execution of final long-form binding definitive agreements. We cannot assure you if or when we will enter into long-form definitive agreements related to such projects or the terms of any such agreements. Furthermore, upon execution of long-form definitive agreements, we cannot assure you if or when conditions to such agreements will be satisfied, or if we will obtain the required approvals for the transactions set forth in such agreement.
8) Refers to discussions with Petróleos Mexicanos (“Pemex”) to form a long-term strategic partnership to develop the Lakach deepwater natural gas field for Pemex to supply natural gas to Mexico's onshore domestic market and for NFE to produce LNG for export to global markets. If the parties form a partnership, NFE expects to invest in the continued development of the Lakach field over a two-year period by completing seven offshore wells and to deploy a 1.4 MTPA Fast LNG unit to liquefy the majority of the produced natural gas. Remaining natural gas and associated condensate volumes are expected to be utilized by Pemex in Mexico's onshore domestic market. These transactions are subject to customary terms and conditions and execution of final binding agreements. We cannot assure you if or when we will enter into final binding definitive agreements related to such contracts or the terms of any such contracts.
9) Represents management’s expectations regarding the funding of the committed expenditures reflected and the estimated expenditures. The estimated expenditures, including those related to project costs, are not based on generally accepted accounting principles and should not be relied upon for any reason. There is no guarantee that we will reach our goals for funding the estimated expenditures and actual results may differ from our expectations.
10) Refers to sale of 11 liquefied natural gas (“LNG”) infrastructure vessels consisting of Floating Storage and Regasification assets, Floating Storage vessels and LNG carriers owned by NFE to a newly formed joint venture amed Energos Infrastructure (“Energos”), owned approximately 80% by Apollo-managed funds and 20% by NFE. Closing of this transaction occurred on August 15, 2022.
11) The Inflation Reduction Act was signed into law on August 16, 2022 (Public Law 117-169). The U.S. Department of the Treasury and the Internal Revenue Service (IRS) are charged with promulgating the climate and clean energy tax incentives included in the legislation. These implementing regulations have not yet been issued. Furthermore, the IRA is subject to decision, administration and implementation by various governmental agencies and bodies. There is no guarantee that such new implementing regulations or their interpretation, administration or implementation will be favorable to us or our business. In addition, new regulation can be subject to legal challenges in courts, which could lead to its suspension and prevent their implementation.
12) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. "Terminals and Infrastructure Segment Operating Margin" includes our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”). "Ships Segment Operating Margin" includes our effective share of revenue, expenses and operating margin attributable to our ownership of 50% of the common units of Hilli LLC. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Tuesday, November 8, 2022 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 394-8218 (toll free from within the U.S.) or +1-323-794-2551 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Third Quarter 2022 Earnings Call” or conference code 9719071.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com within the "Investors" tab under “Events & Presentations.” Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Forward looking statements include: illustrative financial metrics and other similar metrics, including goals, expected financial growth, margins and portfolio optimization, among others; the successful development and deployment of our Fast LNG liquefaction technology on time and within the expected specifications and design; operation of Fast LNG facilities expectations, including volume production, capacity, sales and reserves of LNG; expectations related to future LNG and energy industries, as well as the development, construction and operation of new facilities; the execution of definitive documents and their related terms and conditions, including without limitation the sales price of the La Paz power plant to CFE; funding of our projects; expectations regarding ability to construct, complete and commission our projects on time and within budget; successful positioning of our hydrogen business and expectations related to the hydrogen industry in the U.S. and globally; expectations related to the impact and implementation of the IRA; and all the information in the exhibits to this press release. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: unknown and unforeseen risks associated with the development of new technologies such as the Fast LNG technology, including failure to meet design and engineering specifications, incompatibility of systems, delays and schedule changes, high costs and expenses, regulatory and legal challenges, instability or clarity of application of laws, and rules and regulations to the technology, among others; risks related to the development, construction, completion or commissioning schedule for the facilities; risks related to the operation and maintenance of our facilities and assets; failure of our third-party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; our ability to implement our business strategy; cyclical or other changes in the demand for and price of LNG and natural gas; competition in the energy industry; the gas reserves offshore in the expected locations may not be as extensive as we expect; risks related to the approval and execution of definitive documentation; the risk that the proposed transactions may not be completed in a timely manner or at all; inability to realize the anticipated benefits from the technology, including the cost and time savings anticipated; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new or changes to existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; common risks related to marine LNG operations; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of NFE’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise these forward-looking statements, even though our situation may change in the future. New factors emerge from time to time, and it is not possible for NFE to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Patrick Hughes
ir@newfortressenergy.com

Media:
Jake Suski
press@newfortressenergy.com
(516) 268-7403

Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Condensed Consolidated Statements of Operations
For the three months ended June 30, 2022 and September 30, 2022
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	June 30, 2022	September 30, 2022
Revenues
Operating revenue	$497,240	$632,684
Vessel charter revenue	75,134	92,860
Other revenue	12,481	6,386
Total revenues	584,855	731,930

Operating expenses
Cost of sales	272,401	393,830
Vessel operating expenses	18,628	20,318
Operations and maintenance	20,490	22,033
Selling, general and administrative	50,310	67,601
Transaction and integration costs	4,866	5,620
Depreciation and amortization	36,356	35,793
Asset impairment expense	48,109	—
Total operating expenses	451,160	545,195
Operating income	133,695	186,735
Interest expense	47,840	63,588
Other (income) expense, net	(22,102)	10,214
Loss on extinguishment of debt, net	—	14,997
Net income before income (loss) from equity method investments and income taxes	107,957	97,936
Loss from equity method investments	(372,927)	(31,734)
Tax (benefit) provision	(86,539)	9,971
Net income (loss)	(178,431)	56,231
Net income (loss) attributable to non-controlling interest	8,666	5,617
Net income (loss) attributable to stockholders	$(169,765)	$61,848

Net income (loss) per share – basic	$(0.81)	$0.30
Net income (loss) per share – diluted	$(0.81)	$0.29

Weighted average number of shares outstanding – basic	209,669,188	209,629,936
Weighted average number of shares outstanding – diluted	209,669,188	209,800,427

Adjusted EBITDA
For the three months ended September 30, 2022
(Unaudited, in thousands of U.S. dollars)

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense, net, other (income), net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from unconsolidated entities, less the impact of equity in earnings (losses) of unconsolidated entities.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income (loss) and diluted earnings (loss) per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net (loss) income to Adjusted EBITDA for the three months ended December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022 and the twelve months ended September 30, 2022:

(in thousands)	Three Months Ended December 31, 2021	Three Months Ended March 31, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2022	Twelve Months Ended September 30, 2022
Total Segment Operating Margin	$373,150	$300,083	$327,448	$339,330	$1,340,011
Less: Core SG&A (see definition above)	38,033	40,960	42,040	47,290	168,323
Less: Pro rata share Core SG&A from unconsolidated entities	1,110	1,390	1,914	1,293	5,707
Adjusted EBITDA	$334,007	$257,733	$283,494	$290,747	$1,165,981

Net income (loss)	$151,723	$241,181	$(178,431)	$56,231	$270,704
Add: Interest expense, net	46,567	44,916	47,840	63,588	202,911
Add: Tax provision (benefit)	5,403	(49,681)	(86,539)	9,971	(120,846)
Add: Depreciation and amortization	30,297	34,290	36,356	35,793	136,736
Add: Asset impairment expense	—	—	48,109	—	48,109
Add: SG&A items excluded from Core SG&A (see definition above)	36,894	7,081	8,270	20,311	72,556
Add: Transaction and integration costs	2,107	1,901	4,866	5,620	14,494
Add: Other (income) expense, net	(3,692)	(19,725)	(22,102)	10,214	(35,305)
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	472	(2,492)	2,247	(6,868)	(6,641)
Add: Loss on extinguishment of debt, net	10,975	—	—	14,997	25,972
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities(1)	44,746	50,497	49,951	49,156	194,350
Less: Loss (income) from equity method investments	8,515	(50,235)	372,927	31,734	362,941
Adjusted EBITDA	$334,007	$257,733	$283,494	$290,747	$1,165,981

(1)Includes the Company’s effective share of Adjusted EBITDA of CELSEPAR of $24,173, $30,207, $30,813 and $29,956 for the three months ended December 31, 2021, March 31, 2022, June 30, 2022, and September 30, 2022 respectively, and the Company’s effective share of the Adjusted EBITDA of Hilli LLC of $20,573, $20,291, $19,138 and $19,198 for the three months ended December 31, 2021, March 31, 2022, June 30, 2022, and September 30, 2022 respectively.

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income (loss), adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, interest expense, other (income) expense, loss on extinguishment of debt, net, (loss) income from equity method investments and tax (benefit) expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended September 30, 2022
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$251,469	$87,861	$339,330	$(43,581)	$295,749
Less:
Selling, general and administrative					67,601
Transaction and integration costs					5,620
Depreciation and amortization					35,793
Asset impairment expense					—
Interest expense					63,588
Other expense, net					10,214
Loss from extinguishment of debt					14,997
Loss from equity method investments					31,734
Tax provision					9,971
Net income					56,231

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $44,559 for the three months ended September 30, 2022 are reported in (loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $12,825 for the three months ended September 30, 2022 are reported in (loss) income from equity method investments in the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended June 30, 2022
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$237,712	$89,736	$327,448	$(54,112)	$273,336
Less:
Selling, general and administrative					50,310
Transaction and integration costs					4,866
Depreciation and amortization					36,356
Asset impairment expense					48,109
Interest expense					47,840
Other (income), net					(22,102)
Loss from equity method investments					372,927
Tax (benefit)					(86,539)
Net loss					(178,431)

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $389,996 for the three months ended June 30, 2022 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $17,069 for the three months ended June 30, 2022 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended March 31, 2022
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$211,083	$89,000	$300,083	$(49,395)	$250,688
Less:
Selling, general and administrative					48,041
Transaction and integration costs					1,901
Depreciation and amortization					34,290
Interest expense					44,916
Other (income), net					(19,725)
(Income) from equity method investments					(50,235)
Tax (benefit)					(49,681)
Net income					241,181

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $36,680 for the three months ended March 31, 2022 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $13,555 for the three months ended March 31, 2022 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended December 31, 2021
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$278,354	$94,796	$373,150	$(46,328)	$326,822
Less:
Selling, general and administrative					74,927
Transaction and integration costs					2,107
Depreciation and amortization					30,297
Interest expense					46,567
Other (income), net					(3,692)
Loss from extinguishment of debt					10,975
Loss from equity method investments					8,515
Tax provision					5,403
Net income					151,723

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $18,580 for the three months ended December 31, 2021 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $10,065 for the three months ended December 31, 2021 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars)

The following table sets forth a reconciliation between net income (loss) attributable to stockholders and earnings per share adjusted for non-cash impairment charges.

	Three months ended June 30, 2022	Three months ended September 30, 2022
Net income (loss) attributable to stockholders	$(169,765)	$61,848
Non-cash impairment charges	315,444	23,760
Adjusted net income	145,679	85,608

Weighted-average shares outstanding - diluted (QTD)	209,669,188	209,800,427

Adjusted earnings per share	$0.69	$0.41

Condensed Consolidated Balance Sheets
As of September 30, 2022 and December 31, 2021
(Unaudited, in thousands of U.S. dollars, except share amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$364,313	$187,509
Restricted cash	24,204	68,561
Receivables, net of allowances of $854 and $164 respectively	438,440	208,499
Inventory	62,801	37,182
Prepaid expenses and other current assets, net	154,798	83,115
Total current assets	1,044,556	584,866

Restricted cash	2,581	7,960
Construction in progress	1,835,289	1,043,883
Property, plant and equipment, net	2,131,912	2,137,936
Equity method investments	1,016,350	1,182,013
Right-of-use assets	391,488	309,663
Intangible assets, net	92,339	142,944
Finance leases, net	5,573	602,675
Goodwill	778,488	760,135
Deferred tax assets, net	4,750	5,999
Other non-current assets, net	137,658	98,418
Total assets	$7,440,984	$6,876,492

Liabilities
Current liabilities
Current portion of long-term debt	$58,188	$97,251
Accounts payable	104,042	68,085
Accrued liabilities	278,732	244,025
Current lease liabilities	51,362	47,114
Other current liabilities	78,670	106,036
Total current liabilities	570,994	562,511

Long-term debt	4,397,099	3,757,879
Non-current lease liabilities	317,268	234,060
Deferred tax liabilities, net	101,107	269,513
Other long-term liabilities	52,319	58,475
Total liabilities	5,438,787	4,882,438

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750 million shares authorized, 208.8 million issued and outstanding as of September 30, 2022; 206.9 million issued and outstanding as of December 31, 2021	2,088	2,069
Additional paid-in capital	1,801,719	1,923,990
Accumulated deficit	(2,047)	(132,399)
Accumulated other comprehensive income (loss)	45,613	(2,085)
Total stockholders' equity attributable to NFE	1,847,373	1,791,575
Non-controlling interest	154,824	202,479
Total stockholders' equity	2,002,197	1,994,054
Total liabilities and stockholders' equity	$7,440,984	$6,876,492

Condensed Consolidated Statements of Operations
For the three and nine months ended September 30, 2022 and 2021
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Operating revenue	$632,684	$188,389	$1,529,999	$382,421
Vessel charter revenue	92,860	78,656	260,414	143,217
Other revenue	6,386	37,611	31,490	148,541
Total revenues	731,930	304,656	1,821,903	674,179

Operating expenses
Cost of sales	393,830	135,432	874,529	333,533
Vessel operating expenses	20,318	15,301	61,910	30,701
Operations and maintenance	22,033	20,144	65,691	54,960
Selling, general and administrative	67,601	46,802	165,952	124,954
Transaction and integration costs	5,620	1,848	12,387	42,564
Contract termination charges and loss on mitigation sales	—	—	—	—
Depreciation and amortization	35,793	31,194	106,439	68,080
Asset impairment expense	—	—	48,109	—
Total operating expenses	545,195	250,721	1,335,017	654,792
Operating income (loss)	186,735	53,935	486,886	19,387
Interest expense	63,588	57,595	156,344	107,757
Other expense (income), net	10,214	(5,400)	(31,613)	(13,458)
Loss on extinguishment of debt	14,997	—	14,997	—
Net income (loss) before (loss) income from equity method investments and income taxes	97,936	1,740	347,158	(74,912)
(Loss) income from equity method investments	(31,734)	(15,983)	(354,426)	22,958
Tax provision (benefit)	9,971	3,526	(126,249)	7,058
Net income (loss)	56,231	(17,769)	118,981	(59,012)
Net income (loss) attributable to non-controlling interest	5,617	7,963	11,371	5,259
Net income (loss) attributable to stockholders	$61,848	$(9,806)	$130,352	$(53,753)

Net income (loss) per share – basic	$0.30	$(0.05)	$0.62	$(0.27)
Net income (loss) per share – diluted	$0.29	$(0.05)	$0.62	$(0.27)

Weighted average number of shares outstanding – basic	209,629,936	207,497,013	209,749,139	195,626,564
Weighted average number of shares outstanding – diluted	209,800,427	207,497,013	209,869,058	195,626,564

Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2022 and 2021
(Unaudited, in thousands of U.S. dollars)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$118,981	$(59,012)
Adjustments for:
Amortization of deferred financing costs and debt guarantee, net	3,201	9,503
Depreciation and amortization	107,185	68,971
Loss (earnings) of equity method investees	354,426	(22,958)
Drydocking expenditure	(15,028)	—
Dividends received from equity method investees	23,195	14,259
Change in market value of derivatives	(6,700)	(4,955)
Deferred taxes	(203,026)	(4,280)
Share-based compensation	14,655	4,945
Asset impairment expense	48,109	—
Earnings recognized from vessels chartered to third parties by Energos	(14,341)	—
Loss on extinguishment of debt	14,997	—
Loss on sale of net investment in lease	11,592	—
Other	12,636	(5,735)
Changes in operating assets and liabilities, net of acquisitions:
(Increase) in receivables	(287,748)	(75,633)
(Increase) in inventories	(28,078)	(56,172)
(Increase) decrease in other assets	(93,329)	25,500
Decrease in right-of-use assets	51,265	3,149
Increase (decrease) in accounts payable/accrued liabilities	27,659	(2,530)
(Decrease) in amounts due to affiliates	(3,220)	(2,070)
(Decrease) in lease liabilities	(47,237)	(2,510)
Decrease (increase) in other liabilities	1,911	(30,159)
Net cash provided by (used in) operating activities	91,105	(139,687)

Cash flows from investing activities
Capital expenditures	(787,166)	(430,549)
Cash paid for business combinations, net of cash acquired	—	(1,586,042)
Entities acquired in asset acquisitions, net of cash acquired	—	(8,817)
Proceeds from the sale of net investment in lease	593,000	—
Other investing activities	(1,794)	(5,750)
Net cash (used in) investing activities	(195,960)	(2,031,158)

Cash flows from financing activities
Proceeds from borrowings of debt	1,932,020	2,234,650
Payment of deferred financing costs	(16,093)	(35,846)
Repayment of debt	(1,518,471)	(229,887)
Payments related to tax withholdings for share-based compensation	(72,597)	(29,717)
Payment of dividends	(75,149)	(65,051)
Net cash provided by financing activities	249,710	1,874,149
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,896)	1,960
Net increase (decrease) in cash, cash equivalents and restricted cash	139,959	(294,736)
Cash, cash equivalents and restricted cash – beginning of period	264,030	629,336
Cash, cash equivalents and restricted cash – end of period[1]	$403,989	$334,600
1 Cash and cash equivalents includes $12,891, which has been classified as assets held for sale and included in the other non-current assets on the condensed consolidated balance sheets.

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$112,886	$187,295
Liabilities associated with consideration paid for entities acquired in asset acquisitions	—	9,959
Consideration paid in shares for business combinations	—	1,400,784
Principal payments paid to Energos by third party charterers	(5,438)	—
Investment in Energos	129,518	—
Non-cash financing costs	41,264